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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Steinway Musical Instruments, Inc.:

        We consent to the incorporation by reference in the registration statements (No. 333-11465, No. 333-97261, and No. 333-144632) on Form S-8 of Steinway Musical Instruments, Inc. of our report dated March 14, 2012, with respect to the consolidated balance sheets of Steinway Musical Instruments, Inc. and subsidiaries as of December 31, 2011 and 2010, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended, and the effectiveness of internal control over financial reporting as of December 31, 2011, which report appears in the December 31, 2011 annual report on Form 10-K of Steinway Musical Instruments, Inc. and subsidiaries.

/s/ KPMG LLP

Boston, Massachusetts
March 14, 2012

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM